EXHIBIT 32.2

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350

(SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002)

In connection with Quarterly Report of SI Technologies, Inc. (the “Company”) on Form 10-Q for the period ending October 31, 2004 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Howard F. George, Vice President and Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. § 1350, that:

1.	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Date: December 15, 2004

/s/ HOWARD F. GEORGE
Howard F. George
Vice President and Chief Financial Officer